PERKIN-ELMER

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The Perkin-Elmer Corporation
761 Main Avenue
Norwalk, CT  06859-0199
                      CONSULTING AGREEMENT

The undersigned agrees to serve as a consultant to The Perkin-
Elmer Corporation upon the following terms:



1.   A. Fee:  $15,000 per year
     B. Term:  April 1, 1995 - March 31, 1996
     C. Reporting Relationship:  Riccardo Pigliucci
     D. Field of Consultancy: Membership on the ACE Board and other general management consulting services.

2. You are free to do work for others and yourself during the time which you do not devote to our projects and your duties under this Agreement will not interfere nor be in conflict with any government rules or regulations or your duties to other parties; however, you agree to promptly notify Perkin-Elmer if and when you perform work related to the work to be performed under this Agreement for any third parties who compete or may compete with Perkin-Elmer. All work which results from performance of services under this agreement shall belong exclusively to Perkin-Elmer.

3. You agree to keep us fully informed of any scientific advances you may make during the term of this Agreement which result from, or are suggested by, any work you may do for Perkin-Elmer. Any inventions, patentable developments, copyrightable materials and designs arising out of any such work are to be assigned to Perkin-Elmer without further compensation, and you agree to cooperate in obtaining patents and copyrights thereon. Copyrighted materials including computer programs shall be considered work made for hire and owned by Perkin-Elmer. You agree not to disclose to others, without Perkin-Elmer's permission, either during or after the term of this Agreement, any scientific development, trade secret or manufacturing technique of Perkin-Elmer which is not generally known to the public. Prior to publication, you will make available for review all disclosures, written contributions to periodicals and scientific papers concerning or referring to the subject matter within the purview of this Agreement.




4. You agree that: proprietary information of Perkin-Elmer will remain the trade secret and confidential property of Perkin-Elmer and will be held by you in secrecy and confidence; you will not use it for any purpose other than performance of assigned tasks under this Consulting Agreement; you will not make any record or copy of any proprietary information; and that upon the request of Perkin-Elmer or the termination of your Consulting Agreement, whichever occurs first, you will return all material furnished to you by Perkin-Elmer.

Your obligations of confidentiality under this Agreement will not extend to any information that (a) is known to you at the date of this Agreement from a source other than one having an obligation of confidentiality to Perkin-Elmer, (b) hereafter becomes known to you independently of the disclosure by Perkin-Elmer except from a source having an obligation of non-disclosure to Perkin-Elmer, or (c) becomes publicly known as by public use or by publication or otherwise ceases to be secret or confidential through no fault of yours.

5. Nothing in this Agreement will be construed as granting you any license, for any purpose, under any patent or other intellectual property rights of Perkin-Elmer. As a basis for payment, you will submit on the tenth of each month an invoice showing the number of hours of service during the previous month requested by your Reporting Relationship and actually performed, a brief statement of work done by project, and the amount due you. It is not expected that it will be necessary for Perkin-Elmer to provide any special facilities or supplies for your use, although you will be reimbursed for supplies and for expenses in connection with traveling which is requested in advance and authorized in writing by your Reporting Relationship. Either party may terminate this Agreement without cause at anytime upon five (5) days prior written notice. Thereafter, neither party shall have any further obligation under this Agreement except for the obligations relating to confidentiality and assistance in obtaining patents and copyrights.

If the foregoing arrangements are satisfactory, please sign below.

ACCEPTED AND AGREED:


/s/ Robert H. Hayes
NAME:          Robert H. Hayes

SSN:      ###-##-####

ADDRESS:  53 Cedar Road
          Belmont, MA  02178


DATE:          April 1, 1995

THE PERKIN-ELMER CORPORATION

BY: /s/ Riccardo Pigliucci


Reviewed, and Approved,
Office of the General Counsel:


BY: /s/ W. B. Sawch

                Consulting Fees Deferral Election



The undersigned, pursuant to a Consulting Agreement dated April 1, 1995, with The Perkin-Elmer Corporation, and covering the term April 1, 1995 through March 31, 1996, hereby elects to defer receipt of all consulting fees under the Agreement until the completion of services under such Agreement and any renewal thereof. Upon ceasing to provide consulting services to the Corporation I will be paid such deferred fees in ten equal annual installments on October 1 of each year commencing in the year in which I cease providing services. This deferral election is irrevocable. Should I die before all payments due hereunder are made, I designate Priscilla J. Hayes as my beneficiary to receive the remainder of the payments due hereunder. The right to receive future payments hereunder is not assignable.




Attest:   /s/  WB Sawch                 /s/  Robert H. Hayes

Dated:  April 1, 1995